UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2021

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2021, Teledyne Technologies Incorporated (“Teledyne”) entered into the following agreements:

First Amendment to Amended and Restated Term Loan Credit Agreement

On January 19, 2021, Teledyne and its subsidiary, Teledyne Netherlands B.V., as borrowers, and certain other subsidiaries of Teledyne, as guarantors, entered into an amendment (the “Term Loan Amendment”) to Teledyne’s Amended and Restated Term Loan Credit Agreement dated as of October 30, 2019 (as so amended, the “Term Loan Credit Agreement”). Among other things, the Term Loan Amendment (i) amends the definition of Permitted Acquisition to include the Firework Acquisition (each as defined therein), which is the acquisition to be consummated pursuant to that certain Agreement and Plan of Merger, dated as of January 4, 2021, among Teledyne, FLIR Systems, Inc., Firework Merger Sub II, LLC, a wholly owned subsidiary of Teledyne and Firework Merger Sub I, Inc., a wholly owned subsidiary of Firework Merger Sub II, LLC, (ii) amends the Consolidated Net Debt to EBITDA Ratio (as defined therein) for periods following the Firework Acquisition, (iii) modifies the “bail-in” acknowledgments of the parties therein, and (iv) modifies certain of the negative operating covenants therein in certain respects.

Sixth Amendment to Amended and Restated Credit Agreement

On January 19, 2021, Teledyne, as borrower, certain of its foreign subsidiaries, as designated borrowers, and certain of its other subsidiaries, as guarantors, entered into an amendment (the “Sixth Amendment”) to Teledyne’s Amended and Restated Credit Agreement dated as of March 1, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2015, that certain Second Amendment to Amended and Restated Credit Agreement dated as of January 17, 2017, that certain Third Amendment to Amended and Restated Credit Agreement dated as of March 17, 2017, that certain Fourth Amendment to the Amended and Restated Credit Agreement, dated as of March 15, 2019, and that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of October 30, 2019 (as so amended, the “Credit Agreement”). Among other things, the Sixth Amendment (i) amends the definition of Permitted Acquisition to include the Firework Acquisition (each as defined therein), (ii) amends the Consolidated Net Debt to EBITDA Ratio (as defined therein) for periods following the Firework Acquisition, (iii) modifies the “bail-in” acknowledgments of the parties therein, and (iv) modifies certain of the negative operating covenants therein in certain respects.

The descriptions set forth above are qualified in their entirety by the Term Loan Amendment and the Sixth Amendment, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Description

Exhibit 10.1	First Amendment to Amended and Restated Term Loan Credit Agreement dated as of January 19, 2021, by and among Teledyne Technologies Incorporated and Teledyne Netherlands BV, as borrowers, the guarantors party thereto, the several banks and other financial institutions from time to time parties thereto as lenders and Bank of America, N.A., as administrative agent

Exhibit 10.2	Sixth Amendment to Amended and Restated Credit Agreement dated as of January 19, 2021, by and among Teledyne Technologies Incorporated, the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: January 21, 2021